Incorporated Under the Laws of the
State of Delaware

Number Shares

                                                                                                                                                                                                      Common Stock Growblox Sciences, Inc. 250,000,000 Authorized Shares
                                                                                                                                                                                                                                                                                                                                                                                     Cusip 399847 10 2 par value $.0001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of Growblox Sciences, Inc. Common Stock
transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Secretary SEAL Chief Executive Officer